EXHIBIT 23.1

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form S-1 of Advanced Cloud Storage, Inc., of our report dated April 12, 2011 on our audit of the financial statements of Advanced Cloud Storage, Inc. as of March 31, 2011, and the related statements of operations, stockholders’ equity and cash flows for the period from inception on November 18, 2010 through March 31, 2011, and the reference to us under the caption “Experts”.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs
Las Vegas, Nevada
April 15, 2011

Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
50 S. Jones Blvd Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351